Exhibit 10.1
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
     This Amendment No. 2 to Employment Agreement (the “Amendment”) by and between The Meridian Resource Corporation, a Texas corporation (the “Company”), and Paul D. Ching (the “Executive”) is made and entered into February 22, 2010, but effective as of December 31, 2009.
RECITALS
     WHEREAS, the Executive is employed by the Company in the capacity of President and Chief Executive Officer under an Employment Agreement, dated effective as of December 30, 2008, as amended by the Amendment to Employment Agreement, dated June 4, 2009 (as so amended, the “Employment Agreement”); and
     WHEREAS, the Executive and the Company wish to amend the Employment Agreement in accordance with the provisions of this Amendment.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:
     1. Section 1.3 of the Employment Agreement. Section 1.3 of the Employment Agreement is hereby amended and restated to provide as follows:
     “1.3 TERM. This Agreement shall become effective as of December 30, 2008 (the “Effective Date”) and shall continue in force and effect until March 31, 2010 unless sooner terminated as provided in Section 2.1 hereof. This Agreement may only be renewed or extended by written agreement executed by the Company and the Executive pursuant to mutually acceptable terms and conditions.”
     2. Other Terms of the Employment Agreement. Except as otherwise provided in this Amendment, all other terms of the Employment Agreement shall remain in full force and effect. All references in the Agreement to “this Agreement” shall be read as references to the Employment Agreement, as amended by this Amendment, but references to the date of the Employment Agreement shall remain references to December 30, 2008.
     3. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
     4 Choice of Law. The parties intend that the laws of the State of Texas shall govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties hereto, without regard to conflict of laws provisions.

     IN WITNESS WHEREOF, the parties have executed this Amendment on February 22, 2010, effective as of December 31, 2009.

The Meridian Resource Corporation
By:	/s/ Lloyd DeLano
	Name:	Lloyd DeLano
	Title:	Senior Vice President

Executive
/s/ Paul D. Ching
Paul D. Ching

2